UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 4, 2006

NNN Healthcare/Office REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-133652	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Effective October 4, 2006, the Board of Directors, or the Board, of NNN Healthcare/Office REIT, Inc., or the Company, appointed Gary T. Wescombe to serve as a director of the Company.

Gary T. Wescombe, age 63, provides consulting services to various entities in the real estate sector. Mr. Wescombe is director, chief financial officer and treasurer of the Arnold and Mabel Beckman Foundation, a nonprofit foundation established for the purpose of supporting scientific research. From October 1999 to December 2001, he was a partner in Warmington Wescombe Realty Partners in Costa Mesa, California, where he focused on real estate investments and financing strategies. Prior to retiring in 1999, Mr. Wescombe was a Partner with Ernst & Young, LLP (previously Kenneth Leventhal & Company) from 1970 to 1999. In addition, Mr. Wescombe has also served as a director of G REIT, Inc. since December 2001.

There is no agreement or understanding between Mr. Wescombe and any other person pursuant to which he was appointed to the Board, and Mr. Wescombe has not had any transactions with NNN Healthcare/Office REIT, Inc. or any of its subsidiaries, and there is no family relationship among the Company’s officers and directors and Mr. Wescombe. Mr. Wescombe currently has not been appointed to any committee of the Board.

Item 8.01 Other Events.

On October 4, 2006, at a meeting of the Board of Directors of NNN Healthcare/Office REIT, Inc., our Board of Directors authorized our officers to take the necessary actions to acquire: (i) the Crawfordsville Medical Office Park and Athens Surgery Center property, or the Crawfordsville property, situated within the St. Clare Medical Center campus located in Crawfordville, Indiana, for a purchase price of $6,900,000; and (ii) the Southpointe Office Parke and Epler Parke I property, or Southpointe Epler Parke property, a portfolio of seven multi-tenant office/medical office buildings located in the Southport community of Indianapolis, Indiana, for a purchase price of $14,800,000. The acquisition of the two properties is contingent upon the following: (a) the minimum sale of 200,000 shares of our common stock required to release offering proceeds from the escrow account in accordance with our public offering prospectus; (b) the sale of sufficient shares of our common stock and receipt of debt financing to provide the funds necessary to purchase each of the two properties; and (c) receipt of satisfactory Phase I Environmental Reports. As of the date of this report, the Company has received satisfactory Phase I Environmental Reports for both these properties.

At the Board meeting held on October 4, 2006, our Board of Directors also approved the payment of an initial distribution rate of 6.5% per annum paid monthly to stockholders of record as of one business day following the close of the Company’s acquisition of either the Crawfordsville or Southpointe Epler Parke property. However, there can be no assurance that we will be able to complete the acquisition of either of these properties.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN Healthcare/Office REIT, Inc.

October 5, 2006	By:	Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer